Exhibit 3.23

ARTICLES OF INCORPORATION

1.	CORPORATE NAME: MCM University Plaza, Inc.

(The corporate name must contain the word “corporation”, “company”, “incorporated”, “limited”, or an abbreviation thereof.)

2.	Initial Registered Agent: William S. Herst

Initial Registered Office:	555 Skokie Boulevard, Suite 500
Northbrook, IL 60062
Cook County

3.	Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share		Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$	NPV	1,000,000	1,000	$1,000.00
				Total =	$1,000.00

5.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November 21, 1996.

Signature and Name

/s/ William S. Herst
Signature

William S. Herst
555 Skokie Boulevard, Suite 500
Northbrook, Illinois 60062